Exhibit 32.2

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-Q of GlassesOff Inc. for the period ended March 31, 2014 (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlassesOff Inc.

/s/ Steve Schaeffer
Steve Schaeffer
Principal Financial and Accounting Officer
GlassesOff Inc.

May 15, 2014

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes—Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document of GlassesOff Inc. or the certifying officers.